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                                                                 EXHIBIT 23.1

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP
                            INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Kellogg Company of our reports dated January 31, 2001 on our audit of the consolidated financial statements and financial statement schedule of Keebler Foods Company and Subsidiaries for the year ended December 30, 2000 which appear in the Keebler Foods Company Annual Report on Form 10-K for the year ended December 30, 2000 and is incorporated by reference in the Form 8-K of Kellogg dated April 2, 2001.




PricewaterhouseCoopers LLP

Chicago, Illinois
May 22, 2001